FRUCI & ASSOCIATES II
A Professional Limited Liability Company
509.624.9223
mail@fruci.com
802 N. Washington St.
Spokane, WA 99201

August 7, 2018

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street, N.E.
Washington, DC 20549

Re: Mineral Mountain Mining & Milling Company
Commission file number: 1-03319

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Mineral Mountain Mining & Milling Company (Registrant) dated August 7, 2018, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC